CONSENT OF ERNST & YOUNG LLP,

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Preliminary Combined Prospectus/Proxy-Information Statement dated April 29, 2016 included in this registration statement (Form N-14) of the Wilmington Funds, the caption “Financial Highlights” in the Prospectus of the Wilmington Funds (with respect to the Wilmington Prime Money Market Fund, Wilmington Tax-Exempt Money Market Fund and Wilmington U.S. Government Money Market Fund) dated August 31, 2015, incorporated by reference in this Registration Statement, and the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Wilmington Funds (with respect to the Wilmington Prime Money Market Fund, Wilmington Tax-Exempt Money Market Fund and Wilmington U.S. Government Money Market Fund) dated August 31, 2015, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report on the Wilmington Prime Money Market Fund, Wilmington Tax-Exempt Money Market Fund and Wilmington U.S. Government Money Market Fund (three of the series constituting the Wilmington Funds), dated June 29, 2015, included in the 2015 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

April 27, 2016